Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Second Quarter and Year-to-Date 2021 Results

Achieves 19% Net Sales Increase From Q2 2020 and Raises Full-Year Outlook; Significantly Reduces Net Debt by $120 Million Since December 31, 2020

SUSSEX, WI, August 3, 2021 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), today reported results for the second quarter of 2021.

Recent Highlights

•Increased net sales by 19% from second quarter 2020 driven by higher print, logistics and agency solutions sales, which rebounded compared to the pandemic-impacted period in 2020, as well as print segment share gains.
•Increased net earnings from continuing operations by $49 million to $34 million for the second quarter of 2021, compared to a net loss from continuing operations of $15 million for the second quarter of 2020.
•Achieved $60 million in Adjusted EBITDA during the second quarter of 2021, flat with the prior year, despite a year-over-year non-recurring benefit in 2020 of approximately $30 million in temporary cost reductions.
•Increased cash provided by operating activities to $89 million and Free Cash Flow to $62 million during the first six months of 2021, increases of $22 million and $33 million, respectively.
•Reduced Net Debt by $120 million year-to-date, improving the Company’s Debt Leverage Ratio to 3.0x at June 30, 2021, from 3.35x at December 31, 2020.
•Sold QuadExpress, a third-party logistics (3PL) business, for $40 million, representing an Adjusted EBITDA multiple of over 8 times.
•Raises and expands full-year financial outlook for 2021 Net Sales, Adjusted EBITDA and debt leverage.

“Thanks to strong operating and financial performance, our team delivered second quarter results that exceeded our expectations,” said Joel Quadracci, Chairman, President & CEO of Quad. “Our net sales grew 19% as compared to the same period last year, driven by organic growth and new business wins. This positive trend reflects the hard work of our employees and the success our integrated marketing offering is having in the marketplace. We remain committed to providing value to clients through our unique solutions, and will continue to establish and expand relationships with premier brands and marketers.

“We also divested our 3PL brokered freight business, QuadExpress, for a total consideration of $40 million, at the end of June. This divestiture, which represented a small portion of our global logistics business, was in line with our established strategy to optimize our product and service portfolio and invest in those parts of our business that can accelerate our growth and position as a marketing solutions partner. We are pleased to have found a great home for the QuadExpress team.

“As the ad market and broader economy continue to recover and return to growth, our innovative team remains committed to organically growing share, including new revenue from our expanded marketing services product offering, while also attracting new clients from new verticals. As always, we will remain nimble and adapt to changing demand in the marketplace while maintaining our disciplined approach to how we manage all aspects of our business to enhance our financial strength and create shareholder value. This includes continuing to build out and invest in the talent, technology, products and services that will further advance our strategy as a marketing solutions partner.”

Summary Results

Results for the three months ended June 30, 2021, include:

•Net Sales — Net sales were $694 million in the second quarter of 2021, up 19% from the same period in 2020. Net sales increased in print, logistics and agency solutions primarily driven by organic growth, which rebounded compared to the pandemic-impacted period in 2020, as well as print segment share gains from new clients.

•Net Earnings (Loss) From Continuing Operations — Net earnings from continuing operations were $34 million or $0.66 diluted earnings per share from continuing operations in the second quarter of 2021, an increase of $49 million compared to the second quarter of 2020, which recorded a net loss of $15 million or $0.29 diluted loss per share. Net earnings increased due to higher profit from a 19% increase in net sales, a $21 million gain on the sale of QuadExpress in the second quarter of 2021, a $14 million gain from the sale and leaseback of the Chalfont, Penn., production facility in the second quarter of 2021, and $9 million of lower restructuring, impairment and transaction-related charges, partially offset by approximately $30 million in non-recurring temporary cost savings in 2020 primarily related to salary reductions and furloughs due to the COVID pandemic.

•Adjusted EBITDA — Adjusted EBITDA was $60 million in the second quarter of 2021, consistent with the same period in 2020. Increased net sales drove higher profit, offset by approximately $30 million in 2020 COVID-related temporary cost reductions.

Results for the six months ended June 30, 2021, include:

•Net Sales — Net sales were $1.4 billion in the six months ended June 30, 2021, down 1% from the same period in 2020, primarily due to the impacts from the COVID-19 pandemic in the first quarter, nearly offset by year-over-year increases in print, logistics and agency solutions sales in the second quarter.

•Net Earnings (Loss) From Continuing Operations — Net earnings from continuing operations were $45 million or $0.85 diluted earnings per share from continuing operations in the six months ended June 30, 2021, an increase of $69 million compared to the same period in 2020, which recorded a net loss of $24 million or $0.46 diluted loss per share. Net earnings were higher due to a $26 million decrease in restructuring, impairment, and transaction-related charges, a $24 million increase from gains on the sale of businesses, and a $14 million gain from the sale and leaseback of the Chalfont, Penn., production facility in the second quarter of 2021. These increases were partially offset by approximately $30 million in non-recurring temporary cost savings in 2020.

•Adjusted EBITDA — Adjusted EBITDA was $126 million in the six months ended June 30, 2021, as compared to $135 million in the same period in 2020. The strong second quarter net sales growth and related Adjusted EBITDA impact partially offset the full year impact of non-recurring benefits in 2020 primarily related to approximately $30 million in temporary cost reductions and a $12 million benefit in 2020 from change in vacation policy.

•Net Cash Provided by Operating Activities — Net cash provided by operating activities increased by $22 million to $89 million for the six months ended June 30, 2021, as compared to $67 million in the same period in 2020, primarily due to improvements in working capital.

•Free Cash Flow — Free Cash Flow increased by $33 million to $62 million for the six months ended June 30, 2021, as compared to $29 million for the same period in 2020, primarily due to higher net cash provided by operating activities as described above, and an $11 million decrease in capital expenditures.

•Net Debt — Debt less cash and cash equivalents decreased by $120 million to $753 million as of June 30, 2021, as compared to $873 million at December 31, 2020. The reduction was primarily due to $62 million in Free Cash Flow and cash generated from asset sales, primarily related to the sale of QuadExpress. Over the past twelve months, net debt decreased $225 million, representing a 23% reduction in net debt. The Debt Leverage Ratio improved 35 basis points to 3.0x at June 30, 2021, from 3.35x at December 31, 2020.

2021 Outlook

The Company provided the following 2021 financial outlook:

	Previous Outlook	Current Outlook
Annual Net Sales Change (1)	Flat to down a low single-digit percentage	1% to 3% increase
Full-Year Adjusted EBITDA	Not provided	$240 to $260 million
Year-End Debt Leverage Ratio (2)	At or near 3.0x	Approximately 2.75x
(1) Due to QuadExpress being sold on June 30, 2021, Annual Net Sales Change excludes QuadExpress sales for the second half of 2020
(2) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA outlook

Dave Honan, Executive Vice President and CFO, concluded: “Our performance in the first half of the year and, in particular, the second quarter, surpassed our expectations. We have strong sales momentum heading into the second half of 2021, providing the foundation for our improved and expanded financial outlook for fiscal 2021. Our full-year outlook increases our Net Sales outlook to a 1% to 3% increase compared to 2020, and we expect further significant reductions in debt in the second half of the year to end 2021 with a Debt Leverage Ratio of approximately 2.75x.”

Quarterly Conference Call
Quad will hold a conference call at 10 a.m. ET on Wednesday, August 4, to discuss second quarter and year-to-date 2021 results. As part of the conference call, Quad will conduct a question and answer session. Investors are invited to email their questions in advance to IR@quad.com.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10155015/e6ee4a26aa. Participants will be given a unique PIN to gain immediate access to the call on August 4, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until September 4, 2021, accessible as follows:

•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 10158830

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the negative impacts the coronavirus (COVID-19) has had and will continue to have on the Company’s business, financial condition, cash flows, results of operations and supply chain, as well as the global economy in general (including future uncertain impacts); the impact of decreasing demand for printed materials and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper) and the impact of fluctuations in the availability of raw materials, including paper; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of increased business complexity as a result of the Company’s transformation to a marketing solutions partner; the impact negative publicity could have on our business; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of changing future economic conditions; the fragility and decline in overall distribution channels; the impact of changes in postal rates, service levels or regulations, including delivery delays due to ongoing COVID-19 impacts on daily operational staffing at the United States Postal Service; the failure to attract and retain qualified talent across the enterprise; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, gain from sale and leaseback, loss from discontinued operations, net of tax, net pension income, loss on debt extinguishment, equity in (earnings) loss of unconsolidated entity, the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad) and net earnings (loss) attributable to noncontrolling interests. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations is defined as earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, gain from sale and leaseback, loss on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad
Quad (NYSE: QUAD) is a worldwide marketing solutions partner that leverages its 50-year heritage of platform excellence, innovation, strong culture and social purpose to create a better way for its clients, employees and communities. The Company’s integrated marketing platform helps brands and marketers reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment (which includes a strong foundation in print) and marketing management services. With a client-centric approach that drives the Company to continuously evolve its offering, combined with leading-edge technology and single-source simplicity, the Company has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing, consumer technology, consumer packaged goods, financial services, insurance, healthcare and direct-to-consumer. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QUAD.com.

Investor Relations Contact
Katie Krebsbach
Investor Relations Lead, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact
Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2021	2020
Net sales	$693.9	$584.5
Cost of sales	554.2	460.9
Selling, general and administrative expenses	80.1	63.3
Gain from sale and leaseback	(13.7)	—
Depreciation and amortization	38.7	46.7
Restructuring, impairment and transaction-related charges	(13.4)	16.4
Total operating expenses	645.9	587.3
Operating income (loss) from continuing operations	48.0	(2.8)
Interest expense	15.6	16.2
Net pension income	(3.5)	(2.6)
Loss on debt extinguishment	—	2.4
Earnings (loss) from continuing operations before income taxes and equity in loss of unconsolidated entity	35.9	(18.8)
Income tax expense (benefit)	1.3	(4.3)
Earnings (loss) from continuing operations before equity in loss of unconsolidated entity	34.6	(14.5)
Equity in loss of unconsolidated entity	0.2	0.5
Net earnings (loss) from continuing operations	34.4	(15.0)
Loss from discontinued operations, net of tax	—	(8.7)
Net earnings (loss)	34.4	(23.7)
Less: net loss attributable to noncontrolling interests	—	(0.2)
Net earnings (loss) attributable to Quad common shareholders	$34.4	$(23.5)

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$0.67	$(0.29)
Discontinued operations	—	(0.17)
Basic earnings (loss) per share attributable to Quad common shareholders	$0.67	$(0.46)

Diluted:
Continuing operations	$0.66	$(0.29)
Discontinued operations	—	(0.17)
Diluted earnings (loss) per share attributable to Quad common shareholders	$0.66	$(0.46)

Weighted average number of common shares outstanding
Basic	51.3	50.7
Diluted	52.5	50.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
Net sales	$1,399.7	$1,407.0
Cost of sales	1,114.0	1,108.6
Selling, general and administrative expenses	160.6	162.9
Gain from sale and leaseback	(13.7)	—
Depreciation and amortization	80.6	94.1
Restructuring, impairment and transaction-related charges	(10.8)	39.2
Total operating expenses	1,330.7	1,404.8
Operating income from continuing operations	69.0	2.2
Interest expense	30.1	34.3
Net pension income	(7.6)	(5.3)
Loss on debt extinguishment	—	1.8
Earnings (loss) from continuing operations before income taxes and equity in loss of unconsolidated entity	46.5	(28.6)
Income tax expense (benefit)	1.8	(5.5)
Earnings (loss) from continuing operations before equity in loss of unconsolidated entity	44.7	(23.1)
Equity in loss of unconsolidated entity	0.1	0.5
Net earnings (loss) from continuing operations	44.6	(23.6)
Loss from discontinued operations, net of tax	—	(12.5)
Net earnings (loss)	44.6	(36.1)
Less: net loss attributable to noncontrolling interests	—	(0.2)
Net earnings (loss) attributable to Quad common shareholders	$44.6	$(35.9)

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$0.87	$(0.46)
Discontinued operations	—	(0.25)
Basic earnings (loss) per share attributable to Quad common shareholders	$0.87	$(0.71)

Diluted:
Continuing operations	$0.85	$(0.46)
Discontinued operations	—	(0.25)
Diluted earnings (loss) per share attributable to Quad common shareholders	$0.85	$(0.71)

Weighted average number of common shares outstanding
Basic	51.3	50.6
Diluted	52.7	50.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2021 and December 31, 2020
(in millions)
(UNAUDITED)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$98.3	$55.2
Receivables, less allowance for credit losses	323.8	399.1
Inventories	168.6	170.2
Prepaid expenses and other current assets	36.0	54.7
Total current assets	626.7	679.2
Property, plant and equipment—net	831.6	884.2
Operating lease right-of-use assets—net	80.1	81.0
Goodwill	86.4	103.0
Other intangible assets—net	88.9	104.3
Equity method investment in unconsolidated entity	2.6	2.6
Other long-term assets	72.8	73.4
Total assets	$1,789.1	$1,927.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$313.7	$320.0
Other current liabilities	226.0	310.8
Short-term debt and current portion of long-term debt	257.7	20.7
Current portion of finance lease obligations	2.7	2.8
Current portion of operating lease obligations	26.6	28.4
Total current liabilities	826.7	682.7
Long-term debt	589.0	902.7
Finance lease obligations	1.7	2.0
Operating lease obligations	55.5	54.5
Deferred income taxes	7.4	4.2
Other long-term liabilities	176.7	196.8
Total liabilities	1,657.0	1,842.9

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	836.4	833.1
Treasury stock, at cost	(13.6)	(13.1)
Accumulated deficit	(521.3)	(566.0)
Accumulated other comprehensive loss	(170.8)	(171.3)
Quad’s shareholders’ equity	132.1	84.1
Noncontrolling interests	—	0.7
Total shareholders’ equity and noncontrolling interests	132.1	84.8
Total liabilities and shareholders’ equity	$1,789.1	$1,927.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2021 and 2020
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES
Net earnings (loss)	$44.6	$(36.1)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	80.6	94.1
Impairment charges	1.7	15.5
Settlement loss on pension plans	0.6	—
Loss on debt extinguishment	—	1.8
Stock-based compensation	4.7	5.6
Gain on the sale or disposal of property, plant and equipment	(23.3)	(0.9)
(Gain) loss on the sale of businesses	(20.9)	2.9
Deferred income taxes	2.1	6.8
Other non-cash adjustments to net loss	1.5	1.8
Changes in operating assets and liabilities—net of acquisitions and divestitures	(2.7)	(24.3)
Net cash provided by operating activities	88.9	67.2

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(27.2)	(38.0)
Cost investment in unconsolidated entities	(0.7)	—
Proceeds from the sale of property, plant and equipment	35.0	4.0
Proceeds from the sale of businesses	39.0	40.1
Acquisition of businesses—net of cash acquired	—	(1.8)
Other investing activities	(0.2)	1.8
Net cash provided by investing activities	45.9	6.1

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	0.1
Payments of long-term debt	(83.0)	(56.3)
Payments of finance lease obligations	(1.6)	(5.1)
Borrowings on revolving credit facilities	120.1	311.7
Payments on revolving credit facilities	(114.5)	(312.4)
Payments of debt issuance costs and financing fees	—	(2.7)
Changes in ownership of noncontrolling interests	(1.9)	(6.4)
Equity awards redeemed to pay employees’ tax obligations	(1.1)	(1.0)
Payment of cash dividends	(1.4)	(9.5)
Other financing activities	(8.1)	0.1
Net cash used in financing activities	(91.5)	(81.5)

Effect of exchange rates on cash and cash equivalents	(0.2)	(0.3)
Net increase (decrease) in cash and cash equivalents	43.1	(8.5)
Cash and cash equivalents at beginning of period	55.2	78.7
Cash and cash equivalents at end of period	$98.3	$70.2

The Condensed Consolidated Statements of Cash Flows include the cash flows related to the United States Book business for the six months ended June 30, 2020.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Six Months Ended June 30, 2021 and 2020
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss) from Continuing Operations	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended June 30, 2021
United States Print and Related Services	$610.9	$55.8	$(14.5)
International	83.0	3.0	0.9
Total operating segments	693.9	58.8	(13.6)
Corporate	—	(10.8)	0.2
Total	$693.9	$48.0	$(13.4)

Three months ended June 30, 2020
United States Print and Related Services	$526.5	$8.3	$13.4
International	58.0	(0.7)	2.8
Total operating segments	584.5	7.6	16.2
Corporate	—	(10.4)	0.2
Total	$584.5	$(2.8)	$16.4

Six months ended June 30, 2021
United States Print and Related Services	$1,245.5	$88.3	$(13.4)
International	154.2	4.5	1.7
Total operating segments	1,399.7	92.8	(11.7)
Corporate	—	(23.8)	0.9
Total	$1,399.7	$69.0	$(10.8)

Six months ended June 30, 2020
United States Print and Related Services	$1,263.1	$24.6	$34.2
International	143.9	(0.4)	4.1
Total operating segments	1,407.0	24.2	38.3
Corporate	—	(22.0)	0.9
Total	$1,407.0	$2.2	$39.2
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss) from continuing operations.

The segment information contained in the above table does not include the operating results related to the United States Book business for the three and six months ended June 30, 2020.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended June 30, 2021 and 2020
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended June 30,
	2021	2020
Net earnings (loss) attributable to Quad common shareholders	$34.4	$(23.5)
Interest expense	15.6	16.2
Income tax expense (benefit)	1.3	(4.3)
Depreciation and amortization	38.7	46.7
EBITDA (Non-GAAP)	$90.0	$35.1
EBITDA Margin (Non-GAAP)	13.0%	6.0%

Restructuring, impairment and transaction-related charges (1)	(13.4)	16.4
Gain from sale and leaseback (2)	(13.7)	—
Loss from discontinued operations, net of tax (3)	—	8.7
Net pension income (4)	(3.5)	(2.6)
Loss on debt extinguishment (5)	—	2.4
Other (6)	0.3	(0.1)
Adjusted EBITDA (Non-GAAP)	$59.7	$59.9
Adjusted EBITDA Margin (Non-GAAP)	8.6%	10.2%
______________________________
(1)Operating results from continuing operations for the three months ended June 30, 2021 and 2020, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended June 30,
	2021	2020
Employee termination charges (a)	$2.8	$9.5
Impairment charges (b)	0.9	1.7
Transaction-related charges (c)	0.2	0.3
Integration costs (d)	—	0.4
Other restructuring charges (income) (e)	(17.3)	4.5
Restructuring, impairment and transaction-related charges	$(13.4)	$16.4
______________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities and businesses, including a $20.9 million gain on the sale of a business during the three months ended June 30, 2021.
(2)The Company executed a sale and leaseback of its Chalfont, PA plant resulting in a $13.7 million gain during the three months ended June 30, 2021.
(3)Loss from discontinued operations, net of tax, for the three months ended June 30, 2020, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP. The Company successfully completed the sale of its United States Book business in 2020.

(4)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.
(5)The $2.4 million loss on debt extinguishment recorded during the three months ended June 30, 2020, relates to the fourth amendment to the Company’s April 28, 2014 Senior Secured Credit Facility, completed on June 29, 2020.
(6)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Six Months Ended June 30, 2021 and 2020
(in millions, except margin data)
(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
Net earnings (loss) attributable to Quad common shareholders	$44.6	$(35.9)
Interest expense	30.1	34.3
Income tax expense (benefit)	1.8	(5.5)
Depreciation and amortization	80.6	94.1
EBITDA (Non-GAAP)	$157.1	$87.0
EBITDA Margin (Non-GAAP)	11.2%	6.2%

Restructuring, impairment and transaction-related charges (1)	(10.8)	39.2
Gain from sale and leaseback (2)	(13.7)	—
Loss from discontinued operations, net of tax (3)	—	12.5
Net pension income (4)	(7.6)	(5.3)
Loss on debt extinguishment (5)	—	1.8
Other (6)	0.5	0.1
Adjusted EBITDA (Non-GAAP)	$125.5	$135.3
Adjusted EBITDA Margin (Non-GAAP)	9.0%	9.6%
______________________________
(1)Operating results from continuing operations for the six months ended June 30, 2021 and 2020, were affected by the following restructuring, impairment and transaction-related charges:

	Six Months Ended June 30,
	2021	2020
Employee termination charges (a)	$7.5	$22.1
Impairment charges (b)	1.7	4.2
Transaction-related charges (c)	0.4	0.8
Integration costs (d)	—	1.1
Other restructuring charges (income) (e)	(20.4)	11.0
Restructuring, impairment and transaction-related charges	$(10.8)	$39.2
______________________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains or losses on the sale of facilities and businesses. A $20.9 million gain on the sale of a business and a $2.9 million loss on the sale of a business were included in other restructuring charges during the six months ended June 30, 2021 and 2020, respectively.
(2)The Company executed a sale and leaseback of its Chalfont, PA plant resulting in a $13.7 million gain during the six months ended June 30, 2021.
(3)Loss from discontinued operations, net of tax, for the six months ended June 30, 2020, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP. The Company successfully completed the sale of its United States Book business in 2020.

(4)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.
(5)The $1.8 million loss on debt extinguishment recorded during the six months ended June 30, 2020, primarily relates to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022.
(6)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Six Months Ended June 30, 2021 and 2020
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
Net cash provided by operating activities	$88.9	$67.2

Less: purchases of property, plant and equipment	(27.2)	(38.0)

Free Cash Flow (Non-GAAP)	$61.7	$29.2
______________________________

The above calculation of Free Cash Flow includes the cash flows related to the United States Book business for the six months ended June 30, 2020.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of June 30, 2021 and December 31, 2020
(in millions, except ratio)
(UNAUDITED)

	June 30, 2021		December 31, 2020
Total debt and finance lease obligations on the condensed consolidated balance sheets	$851.1		$928.2
Less: Cash and cash equivalents	98.3		55.2
Net Debt (Non-GAAP)	$752.8		$873.0

Divided by: trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$250.6		$260.4

Debt Leverage Ratio (Non-GAAP)	3.00	x	3.35	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended June 30, 2021, and December 31, 2020, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Six Months Ended
	December 31, 2020 (a)	June 30, 2021	June 30, 2020	June 30, 2021
Net earnings (loss) attributable to Quad common shareholders	$(128.3)	$44.6	$(35.9)	$(47.8)
Interest expense	68.8	30.1	34.3	64.6
Income tax expense (benefit)	0.3	1.8	(5.5)	7.6
Depreciation and amortization	181.6	80.6	94.1	168.1
EBITDA (Non-GAAP)	$122.4	$157.1	$87.0	$192.5
Restructuring, impairment and transaction-related charges	124.1	(10.8)	39.2	74.1
Loss from discontinued operations, net of tax	21.9	—	12.5	9.4
Net pension income	(10.5)	(7.6)	(5.3)	(12.8)
Gain from sale and leaseback	—	(13.7)	—	(13.7)
Loss on debt extinguishment	1.8	—	1.8	—
Other (b)	0.7	0.5	0.1	1.1
Adjusted EBITDA (Non-GAAP)	$260.4	$125.5	$135.3	$250.6
______________________________
(a)Financial information for the year ended December 31, 2020, is included as reported in the Company’s 2020 Annual Report on Form 10-K filed with the SEC on February 24, 2021.
(b)Other is comprised of equity in (earnings) loss of unconsolidated entity, Adjusted EBITDA for unconsolidated equity method investments and net earnings (loss) attributable to noncontrolling interests.
In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Three Months Ended June 30, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2021	2020
Earnings (loss) from continuing operations before income taxes and equity in loss of unconsolidated entity	$35.9	$(18.8)

Restructuring, impairment and transaction-related charges	(13.4)	16.4
Gain from sale and leaseback	(13.7)	—
Loss on debt extinguishment	—	2.4
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	8.8	—

Income tax expense at 25% normalized tax rate	2.2	—
Adjusted net earnings from continuing operations (Non-GAAP)	$6.6	$—

Basic weighted average number of common shares outstanding	51.3	50.7
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.2	0.3
Diluted weighted average number of common shares outstanding (Non-GAAP)	52.5	51.0

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.13	$—

Diluted earnings (loss) per share from continuing operations (GAAP)	$0.66	$(0.29)
Restructuring, impairment and transaction-related charges per share	(0.26)	0.32
Gain from sale and leaseback per share	(0.26)	—
Loss on debt extinguishment per share	—	0.05
Income tax benefit from condensed consolidated statement of operations per share	0.02	(0.08)
Income tax expense at 25% normalized tax rate per share	(0.03)	—
Other items from condensed consolidated statement of operations per share (2)	—	—
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.13	$—
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) gain from sale and leaseback; (iv) loss on debt extinguishment; (v) discrete income tax items; (vi) equity in loss of unconsolidated entity; and (vii) net earnings (loss) attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted loss per share impacts of equity in (earnings) loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Six Months Ended June 30, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
Earnings (loss) from continuing operations before income taxes and equity in loss of unconsolidated entity	$46.5	$(28.6)

Restructuring, impairment and transaction-related charges	(10.8)	39.2
Gain from sale and leaseback	(13.7)	—
Loss on debt extinguishment	—	1.8
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	22.0	12.4

Income tax expense at 25% normalized tax rate	5.5	3.1
Adjusted net earnings from continuing operations (Non-GAAP)	$16.5	$9.3

Basic weighted average number of common shares outstanding	51.3	50.6
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.4	0.4
Diluted weighted average number of common shares outstanding (Non-GAAP)	52.7	51.0

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.31	$0.18

Diluted earnings (loss) per share from continuing operations (GAAP)	$0.85	$(0.46)
Restructuring, impairment and transaction-related charges per share	(0.20)	0.77
Gain from sale and leaseback per share	(0.26)	—
Loss on debt extinguishment per share	—	0.03
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.03	(0.11)
Income tax expense at 25% normalized tax rate per share	(0.11)	(0.06)
Other items from condensed consolidated statement of operations per share (2)	—	0.01
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.31	$0.18
______________________________
(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results of operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) gain from sale and leaseback; (iv) loss on debt extinguishment; (v) discrete income tax items; (vi) equity in loss of unconsolidated entity; and (vii) net earnings attributable to noncontrolling interests.
(2)Other items from condensed consolidated statement of operations per share is comprised of the diluted loss per share impacts of equity in (earnings) loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.